EXHIBIT 21.1

SUBSIDIARIES OF THE COMPANY

(Excludes inactive subsidiaries)

Entity Name	Jurisdiction of Formation
Acqui Polo CV	Netherlands
Acqui Polo Espana SL	Spain
Acqui Polo GP, LLC	Delaware
Acqui Polo SAS	France
Club Monaco (Hong Kong) Limited	Hong Kong
Club Monaco Corp.	Nova Scotia
Club Monaco S.A.M.	Principality of Monaco
Club Monaco U.S., LLC	Delaware
Fashion Development Corp.	Delaware
Ralph Lauren Retail, Inc. (f/k/a Fashions Outlet of America, Inc.)	Delaware
Mountain Rose (USA), LLC	Delaware
Ralph Lauren Jeans Company, LLC (f/k/a Polo Apparel, LLC, Polo Apparel of Texas, Ltd.)	Delaware
Polo Fin BV	Netherlands
Ralph Lauren Holding BV (f/k/a Polo Hold BV)	Netherlands
RL International Assignments, Inc. (f/k/a Polo International Assignments Service Corp.)	Delaware
Polo Jeans Company, LLC (f/k/a Polo Jeans Company of Texas, Inc.)	Delaware
Polo JP Acqui B.V.	Netherlands
Ralph Lauren Management Services, LLC (f/k/a Polo Management Services, LLC, Polo Management Services, Inc.)	Delaware
Polo Players, Ltd	Delaware
Ralph Lauren Asia Holding Company Limited (f/k/a Polo Ralph Lauren Asia Holding Company Limited)	Hong Kong
Ralph Lauren Asia Pacific Limited (f/k/a Polo Ralph Lauren Asia Pacific, Limited)	Hong Kong
Ralph Lauren Aviation, LLC (f/k/a Polo Ralph Lauren Aviation, LLC)	Delaware
Ralph Lauren Commerce & Trading (Shanghai) Co., Ltd (f/k/a Polo Ralph Lauren Commerce & Trading (Shanghai) Co., Ltd)	China
Polo Ralph Lauren Europe Sàrl	Switzerland
Ralph Lauren Greece EPE (f/k/a PRL Greece EPE)	Greece
Ralph Lauren Garment Technology Consulting (Shenzhen) Co., Ltd (f/k/a Polo Ralph Lauren Garment Technology Consulting (Shenzhen) Co., Ltd)	China
Ralph Lauren Garment Technology Consulting (Shenzhen) Co., Ltd Shanghai Branch (f/k/a Polo Ralph Lauren Garment Technology Consulting (Shenzhen) Co., Ltd. Shanghai Branch)	China
Ralph Lauren Trading (Shanghai) Co., Ltd	China
Ralph Lauren Home Collection Showroom, LLC (f/k/a Polo Ralph Lauren Home Collection Showroom, LLC)	Delaware
Ralph Lauren (Hong Kong) Retail Company Limited (f/k/a Polo Ralph Lauren (Hong Kong) Retail Company Limited)	Hong Kong
Ralph Lauren (Hong Kong) Retail Company Limited Taiwan Branch (f/k/a Polo Ralph Lauren (Hong Kong) Retail Company Limited Taiwan Branch)	Taiwan
Ralph Lauren Corporation India Branch (f/k/a Polo Ralph Lauren Corporation India Branch)	India
Ralph Lauren Korea Ltd. (f/k/a Polo Ralph Lauren Korea Ltd)	Korea
Ralph Lauren Milan S.r.l (f/k/a Polo Ralph Lauren Milan S.r.l)	Italy
Ralph Lauren (Macau) Limited (f/k/a Polo Ralph Lauren (Macau) Limited)	Macau
Ralph Lauren (Malaysia) Sdn Bhd (f/k/a Polo Ralph Lauren (Malaysia) Sdn Bhd)	Malaysia
Ralph Lauren (Singapore) Private Limited (f/k/a Polo Ralph Lauren (Singapore) Private Limited)	Singapore
Ralph Lauren Sourcing Americas, LLC (f/k/a Polo Ralph Lauren Sourcing Americas, LLC)	Delaware
Ralph Lauren Sourcing Company, Ltd (f/k/a Polo Ralph Lauren Sourcing Company, Ltd).	Hong Kong
Ralph Lauren Sourcing S.r.l. (f/k/a Polo Ralph Lauren Sourcing Italy S.r.l.)	Italy

Entity Name	Jurisdiction of Formation
Polo Ralph Lauren Sourcing PTE, Ltd.	Singapore
Ralph Lauren Womenswear, LLC (f/k/a Polo Ralph Lauren Womenswear, LLC)	Delaware
Polo Retail Europe Limited (f/k/a Acqui Polo UK)	United Kingdom
RL Travel, Inc (f/k/a Polo Wings II, Inc)	Delaware
Ralph Lauren Scandinavia AB (f/k/a Poloco Scandinavia AB)	Sweden
Ralph Lauren Australia Pty Ltd (f/k/a PRL Australia Pty Ltd).	Australia
Poloco USA, Inc	New York
PRL CMI, LLC	Delaware
PRL Fashions Inc.	Delaware
RL Fashions of Europe S.r.l. (f/k/a PRL Fashions of Europe S.r.l.)	Italy
PRL International, Inc.	Delaware
Ralph Lauren Corporation Japan	Japan
PRL Japan Kabushiki Kaisha	Japan
PRL Japan Partnership NK	Japan
PRL Netherlands Limited, LLC (f/k/a Acqui Polo Limited, LLC)	Delaware
Ralph Lauren Portugal, Unipessoal LDA (f/k/a PRL Portugal, Unipessoal LDA)	Portugal
Ralph Lauren Lifestyle Concepts LLC (f/k/a PRL Restaurant Concepts of Illinois, LLC)	Delaware
RL Services Srl (f/k/a PRL Sample Development Center Srl)	Italy
PRL S.R.L.	Argentina
PRL Switzerland Resorts SARL (51% ownership)	Switzerland
Ralph Lauren Austria GmbH (f/k/a PRL Textil Gmbh)	Austria
PRL USA Holdings, Inc.	Delaware
PRL USA, Inc.	Delaware
Ralph Lauren Americas, S.A	Panama
Ralph Lauren Belgium S.p.r.l. (f/k/a Poloco Belgium S.p.r.l.)	Belgium
Ralph Lauren Canada Corporation	Canada
Ralph Lauren Canada LP	Canada
Ralph Lauren Denmark ApS (f/k/a Polo Ralph Lauren Denmark ApS)	Denmark
Ralph Lauren Espana SL (f/k/a Poloco Espana SL)	Spain
Ralph Lauren Footwear Co., Inc.	Massachusetts
Ralph Lauren France S.A.S. (f/k/a Poloco S.A.S.)	France
Ralph Lauren Germany Gmbh (f/k/a Polo Moden Gmbh)	Germany
Ralph Lauren Home Collection, Inc.	Delaware
Ralph Lauren Ireland Limited	Ireland
Ralph Lauren Italy S.r.L.	Italy
Ralph Lauren London Ltd. (f/k/a Ralph Lauren Limited)	United Kingdom
Ralph Lauren Madrid SL (f/k/a Ralph Lauren Spain SL)	Spain
Ralph Lauren Media, LLC	Delaware
Ralph Lauren Netherlands BV (f/k/a Poloco Netherlands BV)	Netherlands
Ralph Lauren Paris S.A.S. (f/k/a PRL France S.A.S.)	France
Ralph Lauren Saint Barth S.A.S. (f/k/a Polo Ralph Lauren S.A.S. (St. Barthelemy)	France
Ralph Lauren Switzerland Sagl	Switzerland
Ralph Lauren UK Ltd. (f/k/a Polo UK Ltd.)	United Kingdom
Ralph Lauren Watch & Jewelry Company Sàrl (50% ownership)	Switzerland
Rodeo Girl Productions, Inc.	New York
RL Fragrances, LLC	Delaware
RL Hellas Resorts EPE (51% ownership)	Greece
RLPR, Inc.	Delaware
RL Retail France S.A.S. (f/k/a PFO Retail Management S.A.S.)	France
RLWW, LLC (f/k/a RLWW, Inc.)	Delaware
Sun Apparel, LLC (f/k/a Sun Apparel, Inc.)	Delaware
The Polo/Lauren Company L.P.	New York
The Ralph Lauren Womenswear Company, L.P.	Delaware
Ralph Lauren Company West, LLC (f/k/a Western Polo Retailers, LLC)	Delaware
WSH, LLC	Delaware
The RL Trading Co Ltd	United Kingdom